UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2025

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-fortieth of one share of Common Stock for $230.00 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to December 2024 Senior Secured Convertible Promissory Notes

On August 13, 2025, Clene Inc. (the “Company”) entered into the first amendment (the “Amendment”) to the senior secured convertible promissory notes (collectively, the “December 2024 Notes”) which were issued by the Company on December 17, 2024 to Kensington Clene 2024, LLC (“Kensington”), 4Life Research, LLC (“4Life”) and La Scala Investments, LLC (“La Scala,” and collectively with Kensington and 4Life, the “December 2024 Note Purchasers”). Pursuant to the Amendment, the following changes were made to the December 2024 Notes:

(i)
The original maturity date of the December 2024 Notes was the earlier of (i) the date that is 18 months following the closing date, or June 20, 2026, or (ii) a “Change in Control,” as defined in the December 2024 Notes (the “Maturity Date”). Pursuant to the Amendment, the Maturity Date was extended to the earlier of (i) the date that is 18 months following the Amendment date, or February 13, 2027, or (ii) a Change in Control.

(ii)
Monthly principal repayments of $1,000,000 per month, made pro rata to the holders of the December 2024 Notes, were originally scheduled to commence on the 13-month anniversary of issuance, or January 17, 2026, and continue to the Maturity Date, upon which date the remaining unpaid balance of principal together with any accrued and unpaid interest shall be due. Pursuant to the Amendment, the commencement of monthly principal repayments of $1,000,000 per month was postponed to the 13-month anniversary of the Amendment, or September 13, 2026.

(iii)
Monthly interest payments, made pro rata to the holders of the December 2024 Notes, commenced on January 20, 2025. Pursuant to the Amendment, the remaining interest for the term of the December 2024 Notes beginning on August 1, 2025 and continuing until the Maturity Date will be capitalized and added to the balance of the December 2024 Notes. Additionally, at the sole election of the holder of a December 2024 Note, up to 65% of the amount of capitalized interest will be convertible into the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to the outstanding capitalized interest balance elected by the holder to be converted divided by $4.44.

The other material terms of the December 2024 Notes remain effective as described in the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2024.

The foregoing description of the Amendment and the December 2024 Notes do not purport to be complete and are qualified in their entirety by reference to the text of the Amendment and the December 2024 Notes, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (the “Current Report”), respectively, and are incorporated herein by reference.

The December 2024 Note Purchasers have pre-existing relationships with the Company. Kensington is controlled and managed by Alison Mosca, a member of the board of directors of the Company. The Company has exclusive license and supply agreements with 4Life, through which it licenses and sells supplement products. Additionally, the co-founder and chairman of the board of directors of 4Life, David Lisonbee, is a member of the board of directors of Clene Nanomedicine, Inc., a wholly-owned subsidiary of the Company. La Scala is also controlled by Mr. Lisonbee.

August 2025 Note Purchase Agreement

On August 13, 2025, the Company entered into a note purchase agreement (the “August 2025 Note Purchase Agreement”) by and among the Company and AE Capital Limited, A Global Chorus Foundation and Glenn and Shelina Way (together with AE Capital Limited and A Global Chorus Foundation, the “August 2025 Note Purchasers”), pursuant to which the Company agreed to sell, and the August 2025 Note Purchasers agreed to purchase, the Company’s senior secured convertible promissory notes (collectively, the “ August 2025 Notes”) in a principal amount totaling $1,500,000.

The August 2025 Notes bear interest at a per annum rate of 12% and mature on the earlier of (i) the date that is 18 months following the closing date or (ii) a “Change in Control” as described below and in the August 2025 Notes. Monthly principal repayments of $150,000 per month, made pro rata to the holders of the August 2025 Notes, will commence on the 13-month anniversary of issuance and will continue until maturity. Monthly interest payments will be capitalized and added to the principal balance of the August 2025 Notes. At the sole election of the holder of an August 2025 Note, up to 65% of the outstanding initial principal balance of $1,500,000 may be converted into the number of shares of the Company’s Common Stock, equal to the outstanding principal balance elected by the holder to be converted divided by $4.44. Notwithstanding the foregoing, in the event that the holder of an August 2025 Note declines to convert its pro rata share of outstanding principal balance, the remaining holders of the August 2025 Notes may convert additional amounts, provided that no outstanding principal balance converted among all August 2025 Notes exceeds $975,000.

A Change in Control means a merger or consolidation of the Company with or into any other entity in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than 50% of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving entity or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company; provided, however, that any new issuance of capital stock of the Company to one or more third parties for the sole purpose of providing new funding for the Company or solely in connection with a public offering of the Company’s stock shall not constitute a Change in Control.

In the event of a Change in Control or any bankruptcy, liquidation, or other restructuring process, the holder of an August 2025 Note may, at its option, (i) convert up to 65% of the outstanding principal balance of the August 2025 Notes into Common Stock, (ii) receive a total return, paid in cash, equal to 115% of the outstanding principal balance of the August 2025 Notes, or (iii) any combination thereof, prior to such monetization event, before any security or claim junior to the August 2025 Notes shall receive any proceeds from such monetization event.

If an event of default occurs and is continuing as set forth in the August 2025 Notes, the holders of the December 2024 Notes and August 2025 Notes (together, the “Related Notes”) whose aggregate principal amounts represent a majority of all then-outstanding principal of the Related Notes may declare the Related Notes to be due and payable immediately and the Company shall pay to the holders an amount equal to the product of (i) the outstanding principal amount of the Related Notes plus all accrued and unpaid interest, and (ii) 10% on all such outstanding amounts.

Kensington serves as the collateral agent under the August 2025 Note Purchase Agreement. Kensington is controlled and managed by Alison Mosca, a member of the board of directors of the Company.

The foregoing description of the August 2025 Note Purchase Agreement and the August 2025 Notes do not purport to be complete and are qualified in their entirety by reference to the text of the August 2025 Note Purchase Agreement and the August 2025 Notes, which are filed as Exhibits 10.3 and 10.4 to this Current Report, respectively, and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 14, 2025, Clene Inc. (the “Company”) issued a press release announcing its second quarter 2025 financial results and recent operating highlights for its quarter ended June 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	by Exhibit Description
10.1*#	First Amendment to Note Purchase Agreement, dated August 13, 2025, by and among Clene Inc., Kensington Clene 2024 LLC, 4Life Research, LLC and La Scala Investments, LLC.
10.2	Form of Amended and Restated Senior Secured Convertible Promissory Note.
10.3*#	Note Purchase Agreement, dated August 13, 2025, by and among Clene Inc., Kensington Clene 2024 LLC and the purchasers named therein.
10.4	Form of Senior Secured Convertible Promissory Note.
99.1	Press Release, dated August 14, 2025, announcing the Company's second quarter 2025 financial results and recent operating highlights.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*
Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.

#	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. We agree to furnish supplementally an unredacted copy to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: August 14, 2025	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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